77Q1(e)

Series 9: Investment Subadvisory Agreement between Jefferson
Pilot Investment Advisory Corporation and T. Rowe Price
Associates, Inc. for the Strategic Growth Portfolio incorporated by reference to earlier filing on April 17, 2003 SEC File No. 2-94479
Exhibit 4.h of N-1A Registration Statement.


Series 10: Investment Subadvisory Agreement between Jefferson
Pilot Investment Advisory Corporation and Marsico Capital
Management, LLC for the International Equity Portfolio incorporated by reference to earlier filing on April 17, 2003 SEC
File No. 2-94479 Exhibit 4.n of N-1A Registration Statement.